Exhibit 1.01

QIU AGREEMENT

October 19, 2023

Citigroup Global Markets Holdings Inc.
Citigroup Inc.
388 Greenwich Street
New York, New York 10013

RE: Agreement to Act as “Qualified Independent Underwriter”

Ladies and Gentlemen:

We understand that Citigroup Global Markets Holdings Inc. (the “Company”) proposes to issue and sell warrants (the “Warrants”) from time to time. The Warrants will be fully and unconditionally guaranteed by Citigroup Inc. (the “Guarantor”). The Warrants may be offered through dealers, through underwriters or through agents designated from time to time.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, including a prospectus, relating to the offer and sale of certain of its securities, including the Warrants. Such registration statement, as amended or supplemented from time to time, together with any successor registration statement, is hereinafter referred to as the “Registration Statement”, and the prospectus included in the Registration Statement, as supplemented by a prospectus supplement and one or more product supplements, underlying supplements and/or pricing supplements setting forth the terms of the Warrants, is hereinafter referred to as the “Prospectus.”

We understand that, in connection with any distribution of the Warrants, Citigroup Global Markets Inc. (“CGMI”) may act as an agent, underwriter or dealer and that CGMI is an “affiliate,” within the meaning of FINRA Rule 5121(f)(1), of the Company. We have been advised that, to the extent that CGMI is primarily responsible for managing a public offering of the Warrants, under FINRA Rule 5121(a), if CGMI has a “conflict of interest” (as defined under FINRA Rule 5121(f)(5)) and no other exceptions apply thereunder, FINRA may require, among other things, that a “qualified independent underwriter” (as defined in FINRA Rule 5121(f)(12)) participate in the preparation of the registration statement and the prospectus, offering circular or other similar document and have exercised the usual standards of due diligence in respect thereto. This letter agreement (“Agreement”) describes the terms on which we are being retained by the Company and the Guarantor to serve as such a qualified independent underwriter in connection with any distribution of the Warrants in a public offering under the Registration Statement in which we agree to participate in such capacity (each, a “Distribution”).

1.   Appointment of QIU. Subject to the terms and conditions of this Agreement, we hereby agree with the Company and the Guarantor to render services as a “qualified independent underwriter,” within the meaning of FINRA Rule 5121, with respect to any Distribution of the Warrants from time to time. We, solely in our capacity as qualified independent underwriter and not otherwise, are referred to herein as the “QIU.”

2.   GSAA. The Company, the Guarantor and the undersigned are party to the Amended and Restated Global Selling Agency Agreement dated as of April 7, 2017 (as amended from time to time, the “GSAA”) relating to the offer and sale from time to time by the Company of its Medium-Term Senior Notes, Series N (the “Notes”). We understand that the Warrants are a type of Notes, and that the offer and sale of the Warrants will be subject to the GSAA. When acting as a QIU in connection with a Distribution, the parties agree that we will also be deemed to be acting as an “Agent” under the GSAA in connection with such Distribution (and therefore shall be a party to and benefit from the representations, warrants, covenants and indemnities that apply to the Agent in acting in such role) notwithstanding that our role may be limited to the responsibilities of a QIU in connection therewith.

3.   Representations, Warranties and Covenants of QIU. The QIU represents and warrants to and agrees with the Company and the Guarantor as follows:

(a)   In connection with any Distribution for which the QIU renders services as a “qualified independent underwriter,” within the meaning of FINRA Rule 5121 and in accordance with the provisions thereof:

(i)   the QIU shall participate in the preparation of the Prospectus and exercise the usual standards of “due diligence” in connection therewith; and

(ii)   the QIU agrees to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended (the “Act”), specifically including those inherent in Section 11 thereof.

(b)   As of the date of this Agreement, the QIU satisfies the definition of a “qualified independent underwriter” as set forth in FINRA Rule 5121(f)(12).

(c)   The QIU’s agreement to participate in a Distribution shall constitute a deemed representation by the QIU that the QIU satisfies the definition of a “qualified independent underwriter” as set forth in FINRA Rule 5121(f)(12) (or any successor provision) with respect to such Distribution, including (without limitation) as to the requirement that the

QIU has acted as underwriter in at least three public offerings of a similar size and type during the immediately preceding three-year period.

(d)   The QIU shall promptly notify the Company, the Guarantor, CGMI and FINRA if, on any date during the period that the QIU is acting as a qualified independent underwriter hereunder, the QIU discovers that it no longer satisfies the definition of a “qualified independent underwriter” as set forth in FINRA Rule 5121(f)(12) (or any successor provision) or if the QIU no longer agrees to undertake the legal responsibilities and liabilities of an underwriter under the Act.

(e)   The QIU shall promptly supply to CGMI such information as FINRA may require from the QIU in support of the representation that it satisfies the definition of a “qualified independent underwriter” as set forth in FINRA Rule 5121(f)(12) (or any successor provision) and to use all reasonable efforts to respond to all comments and requests from FINRA.

4.   Consent of QIU. The QIU hereby consents to be named in the Registration Statement, the Prospectus and any correspondence with the Commission or FINRA as having acted as a qualified independent underwriter as described in this Agreement in connection with any Distribution, and to the filing of a copy of this Agreement as an exhibit to the Registration Statement or to a Current Report on Form 8-K of the Guarantor that shall be incorporated by reference in the Registration Statement and with FINRA.

5.   Fees and Expenses. In addition to any compensation that we subsequently may receive if we elect to participate as a member of the underwriting group or by virtue of our acting as a dealer in connection with any Distribution, the Company agrees to pay the QIU, in consideration of its services as qualified independent underwriter hereunder with respect to each Distribution, a reasonable fee in such amount as may be negotiated between the Company (or an affiliate of the Company) and the QIU with respect to such Distribution (the “QIU Fee”). The QIU Fee shall be payable on the date of delivery of the Warrants to, and payment for such Warrants by, investors in connection with such Distribution. Additionally, the Company shall reimburse the QIU for reasonable out-of-pocket expenses, including, but not limited to, reasonable attorney’s fees, incurred by the QIU related to its entry into this Agreement. The scope of such expenses shall be discussed in advance and agreed with the Company. For the avoidance of doubt, the QIU shall bear its own expenses, including attorney’s fees, incurred in connection with each particular Distribution. If any affiliate of the Company pays the QIU Fee or any expense reimbursement owed pursuant to this Section, such payment by such affiliate shall be deemed to discharge the Company’s obligation in respect thereof in full.

6.   Covenant of Company. The Company and the Guarantor shall not file with the Commission any amendment or supplement (other than documents required to be filed under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) to the Prospectus that relates to a Distribution as to which the QIU will act as “qualified independent underwriter” without furnishing the QIU copies of each such proposed filing. The QIU shall also be entitled to receive all diligence information and materials as provided in the GSAA.

7.   Indemnity. Without limitation and in addition to any other indemnity provision that the QIU shall be covered by including, but limited to, any indemnity provision contained in the GSAA, the Company and the Guarantor, severally and not jointly, agree to indemnify and hold harmless InspereX LLC, in its capacity as the QIU, its affiliates, directors, officers, employees, agents and each person who controls the QIU within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 (individually an “Indemnified Party”), from and against any loss, claim, damage or liability arising out of or based upon the QIU acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the issuance, offer and sale of the Warrants contemplated by this Agreement, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising, or paying any such loss, claim, damage or liability; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the QIU.

8.   Termination. The Company and the Guarantor may elect to terminate this Agreement at any time by giving not less than one business day’s written notice thereof to the QIU. The QIU may also elect to terminate this Agreement (1) due to the breach of any representation, warranty or covenant of the Company or the Guarantor set forth in the GSAA that continues for 10 business days after written notice to the Company and the Guarantor thereof, (2) due to its inability to make the representations and warranties set forth in Section 3 by giving not less than 10 business days’ written notice thereof to the Company and the Guarantor or (3) without cause by giving not less than 10 business days’ written notice thereof to the Company and the Guarantor (provided that in the case of clause (3) above, such notice may not be given with respect to a Distribution as to which the QIU has previously agreed to participate).

9.   Notices. All notices and other communications hereunder shall be given in accordance with the GSAA.

10.   Governing Law; Counterparts. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

11.   Modification. No amendment, modification, supplement or waiver in respect of this Agreement will be effective unless pursuant to an instrument in writing and signed by each of the parties to be bound hereby.

12.   Recognition of the U.S. Special Resolution Regimes. Section 19 of the GSAA shall apply with respect to this Agreement as if set forth herein.

13.   Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

[Signatures Follow]

Very truly yours,

INSPEREX LLC

By:	/s/ Hugh McHaffie
	Name:	Hugh McHaffie
	Title:	President, MLP Division

CONFIRMED AND ACCEPTED, as of
the date first above written

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:	/s/ Joseph Noto
	Name:	Joseph Noto
	Title:	Treasurer

CITIGROUP INC.

By:	/s/ Luisa Gardner
	Name:	Luisa Gardner
	Title:	Assistant Treasurer

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